UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2007

HEALTHCARE PROVIDERS DIRECT, INC.

(formerly Alpha Motorsport Inc.)

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51561

(Commission File Number)

20-1063591

(IRS Employer Identification No.)

240 – 12th Street, New Westminster, B.C. V3M 4H2

(Address of principal executive offices and Zip Code)

604.525.3380

Registrant's telephone number, including area code

Alpha Motorsport Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 24, 2007, we completed a merger with our subsidiary, Healthcare Providers Direct, Inc. As a result, we have changed our name from “Alpha Motorsport Inc.” to “Healthcare Providers Direct, Inc.” We have changed the name of our company to better reflect the proposed future direction and business of our company.

In addition, effective January 24, 2007 we have effected a one (1) for two (2) reverse stock split of our authorized and issued and outstanding common stock. As a result, our authorized capital has decreased from 750,000,000 shares of common stock with a par value of $0.001 to 375,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has decreased from 30,000,000 shares of common stock to 15,000,000 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 2, 2007 under the new stock symbol “HPRD”. Our new CUSIP number is 42224V103.

Item 9.01.	Financial Statements and Exhibits.

10.1	Agreement and Plan of Merger dated January 11, 2007
99.1	Articles of Merger filed with the Secretary of State of Nevada on January 18, 2007 and which is effective January 24, 2007.
99.2	Certificate of Change filed with the Secretary of State of Nevada on January 18, 2007 and which is effective January 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE PROVIDERS DIRECT, INC.

/s/ Vincent Markovitch

Vincent Markovitch

President

Date: February 2, 2007